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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2002

Vari-Lite International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-23459 (Commission File Number)	75-2239444 (I.R.S. Employer Identification No.)
201 Regal Row, Dallas, Texas (Address of principal executive offices)		75247 (Zip Code)

Registrant's telephone number including area code: (214) 630-1963

        NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On November 18, 2002, Vari-Lite International, Inc., a Delaware corporation (the "Company"), completed the sale of substantially all the assets of its VARI*LITE® products manufacturing and sales division (the "Manufacturing Division") to Genlyte Thomas Group LLC, a Delaware limited liability company ("GTG"). GTG also assumed certain of the Manufacturing Division's liabilities, including scheduled trade payables and certain contractual liabilities. The assets consisted of accounts receivable, inventory, equipment, and intellectual property, including all patents associated with the VARI*LITE® products and the VARI*LITE® trademark. The total purchase price consisted of the net value of the Manufacturing Division pursuant to a formula set forth in the Asset Purchase Agreement with respect to the sale and GTG's assumption of liabilities. The net value was estimated at the November 18, 2002 closing of the sale to be $11.8 million and was paid in cash to the Company at closing. The final net value will be determined within approximately 30-60 days after the closing and a reconciling payment will be made by the Company or GTG.

        Pursuant to the Asset Purchase Agreement, the Company has agreed, within 90 days after the closing of the sale, to change the names of each of its subsidiaries to a name that does not include "Vari-Lite" or any derivation thereof. In addition, the Company has until the earlier of June 30, 2003, or its next regularly scheduled annual meeting of stockholders, to change its corporate name. The Company intends to change its name to VLPS Lighting Services International, Inc.

        GTG has no material relationship with the Company or any of its affiliates or any director or officer (or associate thereof) of the Company.

        A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this report. The foregoing description is qualified in its entirety by reference to the Asset Purchase Agreement.

        A copy of the Company's press release with respect to the sale, dated November 18, 2002, in which the Company announced its sale of the Manufacturing Division, is filed as Exhibit 99.1 to this report.

Item 7. Financial Statements and Exhibits.

  (a)
  Financial statements of businesses acquired.

    Not applicable.

  (b)
  Pro forma financial information.

        The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements") are based on the historical consolidated financial statements of the Company. The statements reflect the application of the net proceeds of the sale of the Manufacturing Division as described in the accompanying notes to the Pro Forma Financial Statements. The amounts are estimated and subject to further closing adjustments.

        The unaudited pro forma condensed consolidated balance sheet gives effect to the disposition described in Item 2 above as if it had been consummated on June 30, 2002. The unaudited pro forma condensed consolidated statements of operations and comprehensive income give effect to the disposition as if it had been consummated at the beginning of the respective periods presented. The pro forma adjustments are more fully described in the accompanying notes to the Pro Forma Financial Statements.

        The Pro Forma Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have been achieved had the disposition been consummated on the financial statement date indicated above or for any future period. The Pro Forma Financial Statements should be read in connection with the Company's Annual Report on Form 10-K for the year ended September 30, 2001, including the audited consolidated financial statements of the Company and related notes thereto, and the Company's Quarterly Report on Form 10-Q for the three and nine months ended June 30, 2002.

VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2002

(Unaudited)

(In thousands except share data)

	Historical	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash	$1,991	$—	$1,991
Receivables, less allowance for doubtful accounts of $849	9,550	(2,051)	7,499
Inventory	12,071	(11,492)	579
Prepaid expense and other current assets	2,015	(247)	1,768

TOTAL CURRENT ASSETS	25,627	(13,790)	11,837
EQUIPMENT AND OTHER PROPERTY:
Lighting and sound equipment	104,805	(4,869)	99,936
Machinery and tools	3,570	(2,433)	1,137
Furniture and fixtures	4,788	(3,672)	1,116
Office and computer equipment	10,523	(7,224)	3,299

	123,686	(18,198)	105,488
Less accumulated depreciation and amortization	78,692	(13,616)	65,076

	44,994	(4,582)	40,412
OTHER ASSETS	655	(19)	636

TOTAL ASSETS	$71,276	$(18,391)	$52,885

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,675	$(440)	$4,235
Accrued liabilities	3,960	(691)	3,269
Unearned revenue	1,769	—	1,769
Income taxes payable	27	—	27
Current portion of long-term obligations	18,229	(12,746)	5,483

TOTAL CURRENT LIABILITIES	28,660	(13,877)	14,783
LONG-TERM OBLIGATIONS	5,015	(14)	5,001
DEFERRED INCOME TAXES	—	—	—

TOTAL LIABILITIES	33,675	(13,891)	19,784
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value (10,000,000 shares authorized; no shares outstanding)	—	—	—
Common Stock, $0.10 par value (40,000,000 shares authorized; 7,845,167 shares issued; 7,800,003 shares outstanding)	785	—	785
Treasury Stock	(186)	—	(186)
Additional paid-in capital	25,026	—	25,026
Accumulated other comprehensive income—foreign currency translation adjustment	1,034	—	1,034
Retained earnings	10,942	(4,500)	6,442

TOTAL STOCKHOLDERS' EQUITY	37,601	(4,500)	33,101

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,276	$(18,391)	$52,885

VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Nine Months Ended June 30, 2002

(Unaudited)

(In thousands except share data)

	Historical	Pro Forma Adjustments	Pro Forma Consolidated
Rental revenues	$31,577	$—	$31,577
Product sales and services revenues	15,395	(9,931)	5,464

TOTAL REVENUES	46,972	(9,931)	37,041
Rental cost	16,113	—	16,113
Product sales and services cost	10,011	(6,320)	3,691
Reserve for excess, slow moving and obsolete inventory	4,900	(4,900)	—

TOTAL COST OF SALES	31,024	(11,220)	19,804

GROSS PROFIT	15,948	1,289	17,237
Selling, general and administrative expense	20,470	(4,499)	15,971
Research and development expense	3,384	(2,366)	1,018
Write-off of receivables related to premiums paid under split-dollar life insurance policies	1,348	—	1,348

TOTAL OPERATING EXPENSES	25,202	(6,865)	18,337

OPERATING INCOME (LOSS)	(9,254)	8,154	(1,100)
Interest expense (net)	957	(540)	417

INCOME (LOSS) BEFORE INCOME TAX	(10,211)	8,694	(1,517)
Income tax expense (benefit)	(2,243)	1,643	(600)

NET INCOME (LOSS)	(7,968)	7,051	(917)
Other comprehensive income—foreign currency translation adjustments	242	—	242

COMPREHENSIVE INCOME (LOSS)	$(7,726)	$7,051	$(675)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	7,800,003	7,800,003	7,800,003

PER SHARE INFORMATION
BASIC AND DILUTED:
Net income (loss)	$(1.02)	$0.90	$(0.12)

VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Year Ended September 30, 2001

(Unaudited)

(In thousands except share data)

	Historical	Pro Forma Adjustments	Pro Forma Consolidated
Rental revenues	$55,597	$—	$55,597
Product sales and services revenues	17,466	(15,006)	2,460

TOTAL REVENUES	73,063	(15,006)	58,057
Rental cost	25,534	—	25,534
Product sales and services cost	11,518	(10,480)	1,038

TOTAL COST OF SALES	37,052	(10,480)	26,572

GROSS PROFIT	36,011	(4,526)	31,485
Selling, general and administrative expense	31,551	(11,380)	20,171
Research and development expense	5,260	(3,864)	1,396
Gain on sale of concert sound reinforcement business	(7,100)	—	(7,100)

TOTAL OPERATING EXPENSES	29,711	(15,244)	14,467

OPERATING INCOME	6,300	10,718	17,018
Interest expense (net)	2,294	(1,311)	983

INCOME BEFORE INCOME TAX	4,006	12,029	16,035
Income tax expense	1,556	4,752	6,308

NET INCOME	2,450	7,277	9,727
Other comprehensive income—foreign currency translation adjustments	1,110	—	1,110

COMPREHENSIVE INCOME	$3,560	$7,277	$10,837

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	7,800,003	7,800,003	7,800,003

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	7,864,850	7,864,850	7,864,850

PER SHARE INFORMATION
BASIC:
Net income	$0.31	$0.93	$1.24
DILUTED:
Net income	$0.31	$0.93	$1.24

VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

        (a)    Except as otherwise described, the pro forma adjustments reflect the removal of the VARI*LITE® products manufacturing and sales division of VLI from the historical, consolidated balances. The VARI*LITE® products manufacturing and sales division of VLI are comprised of a separate division whose balances can be directly identified.

        (b)    Pro forma adjustments to the condensed consolidated balance sheet as of June 30, 2002 reflect the sale of the specified assets and the assumption of specified liabilities, the reduction of bank debt with the proceeds from the sale and an estimated loss on the sale of $4.5 million. Pro forma adjustments to the condensed consolidated statement of operations and comprehensive income for the year ended September 30, 2001 and the nine months ended June 30, 2002 reflect adjustments to eliminate the results of operation of the VARI*LITE® products manufacturing and sales division and record the proceeds from the sale and the reduction of interest expense as a result of the decrease in debt.

(c)
Exhibits.

2.1
Asset Purchase Agreement, dated November 18, 2002, by and among the Company, Vari-Lite, Inc., a wholly owned subsidiary of the Company, and GTG.

99.1
Press Release by the Company dated November 18, 2002 announcing the completion of the sale of the Manufacturing Division.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VARI-LITE INTERNATIONAL, INC.
Date: December 3, 2002	By:	/s/ JEROME L. TROJAN III Jerome L. Trojan III Vice President—Finance, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

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Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS June 30, 2002 (Unaudited) (In thousands except share data)
VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME For the Nine Months Ended June 30, 2002 (Unaudited) (In thousands except share data)
VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME For the Year Ended September 30, 2001 (Unaudited) (In thousands except share data)
VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES